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                             EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into between NAVIDEC, Inc., a Colorado corporation ("Employer"), and John R. McKowen ("Employee").

                                   RECITALS

Employer desires to employ the Employee and Employee desires to be employed by Employer subject to the terms and conditions contained herein.

                                  AGREEMENTS

Now, therefore, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions of this Agreement. Employee shall serve in the capacity of Director of Investor Relations and perform such functions as the Board of Directors of the Company shall determine is appropriate for the position.

     2. TIME AND BEST EFFORTS. Employee shall devote the appropriate amount of time and attention necessary to the performance of his obligations under this Agreement and shall at all times faithfully, industriously, and to the best of his ability, experience, and talent perform all of this obligations hereunder.

     3. TERM AND TERMINATION. The term of this Agreement shall commence on the date on which the proposed $1,000,000 Private Placement is completed and shall continue uninterrupted for six months thereafter unless extended for an additional twenty-four months by and from the date of completion of an initial public offering by the Company. This Agreement may be otherwise terminated as follows:

        (a) Employer may terminate the employment of the Employee hereunder:

              (i) upon death of the Employee;

             (ii) upon Employee's inability, by reason of sickness or other disability, to perform his obligations hereunder for more than 90 consecutive days; or

            (iii) upon a showing of good cause, which for the purposes of this agreement shall mean: (A) Employee's failure to act in accordance with this Agreement or any other breach of this Agreement by Employee; Employee's willful misconduct or gross or persistent negligence in the discharge of his duties hereunder.

        (b) Employee may terminate his employment hereunder upon at least 15 days written notice to Employer.

     4. COMPENSATION. In Consideration for his services, Employer shall pay Employee a salary at a rate of $5,000 per month. Employee's salary hereunder shall commence and first months payment be due at the time of any closing, partial or full, of the contemplated $1,000,000 Private Placement. Employee shall be paid at the first of the month thereafter for the coming month. Employer shall also pay Employee an amount not to exceed $400 a month as a vehicle allowance.

     5. STOCK OPTIONS. Upon commencement of employment of Employee, the Employer shall issue to Employee options to purchase 500,000 shares of the Company's common stock at an exercise price of $1.75 per share. The options shall be exercisable after thirty months and contain the one time right to register the underlying shares at the Company's expense and must be exercised within sixty months from the date of this agreement.

     6. COVENANT NOT TO COMPETE.

        (a) During the term of Employee's employment with Employer and for a period of one year thereafter, Employee shall not be a consultant, director, officer, employee, or advisor, and shall not have any interest, either directly or indirectly, in any business competitive with the business of Employer in the State of Colorado; provided, however, that the foregoing shall not prohibit the ownership by Employee of less than 5% of any publicly-traded class of security of an organization which competes with business of Employer.

        (b) In furtherance of the foregoing and not in limitation thereof, during the term of Employee's employment with Employer and for a period of one year thereafter, Employee shall not, directly or indirectly, employ, solicit for employment, or in any other manner seek to induce the discontinuance of any business relationship between Employer and any person who is, or who was while Employee was employed by Employer, an employee, consultant, or advisor of Employer.

        (c) In furtherance of the foregoing and not in limitation thereof, during the term of Employee's employment with Employer and for a period of one year thereafter, Employee shall not, directly or indirectly, employ, solicit for employment, or in any other manner seek to induce the discontinuance of any business relationship between Employer and any customer, client, or supplier of Employer.

        (d) If Employee violates any provision of this section 6 and Employer brings legal action for injunctive relief or other relief, Employer shall not, as a result of the time involved in obtaining relief, be deprived of the benefit of the full period of the restrictive covenants herein. Accordingly, the restrictive covenants shall be deemed to have the respective durations specified above, computed from the date the relief is granted but reduced only by the time between the period when the restriction began to run and the date of the first violation of the restrictive covenant by the Employee.


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   7. CONFIDENTIALITY For purposes of this agreement, "Confidential
Information" means product designs, manufacturing information, program flow charts, file layouts, source code listings, computer programs, technical information, customer information, marketing plans, financial information, business plans and strategies, know-how, trade secrets, and any other information of a similar nature, created, learned or otherwise obtained by Employee in connection with his work for Employer or any client or customer of Employer. During the term of Employee's employment by employer, and at all times thereafter, Employee shall keep confidential, and shall not use, disclose or disseminate, directly or indirectly, any Confidential
Information except as required for the performance of Employee's duties for Employer. Upon request of Employer, Employee shall deliver to Employer all records, notes, data memoranda, disks, programs and other information and documents compiled by or made available to Employee during the course of his employment by Employer, and any copies thereof, whether or not they contain Confidential Information.

   8. OWNERSHIP OF DEVELOPMENTS. All ideas, inventions, discoveries, innovations, programs, and otherwise creative works, whether or not patentable or copyrightable, which are conceived, developed or made by Employee during the term of his employment with Employer or within 6 months after the termination of his employment with Employer and which relate to any aspect of the business of Employer (collectively, "Developments"), shall promptly be disclosed to Employer and shall be the sole and exclusive property of Employer. Employee shall execute and deliver to Employer all documents requested by Employer to evidence its ownership of the Developments. Employee shall treat all Developments as Confidential Information.

   9. ENFORCEMENT. If any court shall determine that all or any part, including without limitation the duration or geographical limit, of any provision contained in Section 6, 7, or 8 is unenforceable, it is the intention of the parties that such provisions shall not be terminated but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of said Section 6, 7, or 8, as the case may be, in the jurisdiction of the court that has made the adjudication. If Employee breaches or threatens to breach any provision of Section 6, 7, or 8, Employer shall be entitled to preliminary and permanent injunctive relief, in addition to any other remedies available to it.

   10. NOTICE. All notices or other communication hereunder shall be in writing and shall be deemed to be properly delivered or given if and when delivered in person, or by first class, prepaid, registered or certified mail, or by recognized overnight courier service, to the addresses set forth below. Any party may change its address for notice hereunder by giving notice thereof.

If to Employer:

   NAVIDEC, Inc.
   14 Inverness Drive East
   Suite F-116
   Englewood, CO 80112   Attention: President

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If to Employee:

   Mr. John R. McKowen
   2511 Mt. Royal Dr.
   Castle Rock, CO 80104

   12. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief of which the party may be entitled. This provision shall be construed as applicable to the entire Agreement.

   13.  MISCELLANEOUS.

        (a) ENTIRE AGREEMENT. This agreement contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, written or oral. No waiver under this Agreement shall be valid unless it is in writing and duly executed by the party to be charged therewith. This Agreement may be amended at any time, provided that such amendment is in writing and is signed by each of the parties hereto.

         (b) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and, except as otherwise provide in Section 10, this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

         (c) BINDING EFFECT. This Agreement, except for the compensation provided for in Section 6, Stock Options, may not be assigned by Employee. Subject to that limitation. This Agreement shall be binding upon and inure to the benefit of the Employee, his heirs and personal representatives, and shall be binding upon and shall inure to the benefit of the Employer, its successor and assigns.

          (d) GOVERNING LAW. The Agreement shall be governed and interpreted in accordance with the internal laws of the state of Colorado.

          (e) SURVIVAL. The provisions of Sections 5, 6, 7, 8, 9, and 11 hereof shall survive the expiration or termination of this Agreement as the termination of Employee's employment hereunder.


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   IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.


                                    NAVIDEC, Inc.



                                    By:    /s/  RALPH ARMIJO
                                           ------------------------------------
                                           Ralph Armijo, President
                                    Dated:



                                    EMPLOYEE


                                           /s/  JOHN R. McKOWEN
                                           ------------------------------------
                                           John R. McKowen